Exhibit 10.1

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

This Second Amendment to Note Purchase Agreement (this “Amendment”), effective as of November 2, 2017, by and among uSell.com, Inc., a Delaware corporation (“USELL”), BST Distribution, Inc., a New York corporation (“BST”), We Sell Cellular LLC, a Delaware limited liability company (“WE SELL” together with uSell and BST, each a “Company” and collectively the “Companies”), the Purchaser party hereto (the “Purchaser”) and **************** as agent for the Purchaser and the other Purchasers from time to time party to the Agreement (as hereafter defined) (the “Agent” and together with such Purchasers, the “Creditor Parties”).

WHEREAS, the Companies and Creditor Parties are parties to a Note Purchase Agreement dated as of January 13, 2017 (as amended from time to time, the “Agreement”).

WHEREAS, the Companies and the Creditor Parties wish to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.          Capitalized Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement.

2.          Acknowledgment of Liabilities.

(a)           Each Company hereby acknowledges that it is unconditionally liable to Creditor Parties under the Agreement and the Related Agreements to which it is a party for the payment of all Liabilities, and no Company has any defenses, counterclaims, deductions, credits, claims or rights of setoff or recoupment with respect to the Liabilities.

(b)           Each Company hereby ratifies and confirms its obligations under the Agreement and the Related Agreements to which it is a party and hereby acknowledges and agrees that the Agreement and the Related Agreements to which it is a party remain in full force and effect.

3.          Amendments Agreement. Subject to satisfaction of the conditions of effectiveness set forth in Section 5 of this Amendment, the Agreement is hereby amended as follows:

(a)           The “Outstanding Principal Amount of Loan/EBITDA” covenant set forth Section 8.23(a) of the Agreement is hereby deleted and Section 8.23(a) is amended and restated in its entirety to provide as follows:

“(a)       Operating Margin. Commencing with the fiscal quarter ending December 31, 2017 and for each fiscal quarter ending thereafter, Companies will not permit Gross Profit (as hereafter defined) as of the end of such fiscal quarter to be less than two percent (2%) of Companies’ revenue (determined in accordance with GAAP) for such fiscal quarter. For purposes hereof, the term “Gross Profit” shall mean an amount equal to (i) revenue received by Companies during the applicable period, minus (ii) the cost of goods sold during the applicable period, including all direct sales and marketing expenses incurred by Companies during such period, all to be determined in accordance with GAAP and in a manner consistent with Companies’ past practices and otherwise supported by calculations acceptable to Agent.”

(b)           Section 8.23(c) of the Agreement is hereby amended and restated in its entirety to provide as follows:

“(c)       Intentionally Omitted.”

(c)           Section 8.30 of the Agreement is hereby amended and restated in its entirety to provide as follows:

“8.30.   Equity Raise. On or prior to December 31, 2017, Companies shall (i) deliver to Agent evidence, reasonably satisfactory in all respect to Agent, of USELL’s receipt of not less than $1,000,000 in cash proceeds from an equity raise occurring on or after October 31, 2017 and (ii) cause to be remitted to the Agent Controlled Account from the cash proceeds of such equity raise an amount equal to $310,000.

(d)           The definition of “Applicable Net Debt” set forth in Section 8.23(b) of the Agreement is hereby amended and restated in its entirety to provide as follows:

“Applicable Net Debt” means, at the date of determination, the outstanding principal amount of the Notes less (Y) cash and cash equivalents on deposit in the Agent Controlled Account plus (Z) the cash proceeds, if any, of the equity raise contemplated by Section 8.30 of this Agreement which are remitted to and are on deposit in the Agent Controlled Account in accordance with clause (ii) of Section 8.30.”

4.          Representations and Warranties. Each Company hereby represents and warrants to Purchasers and Agent that:

(a)           The execution, delivery and performance of this Amendment (i) have been duly authorized by each Company, (ii) are not in contravention of the certificate of incorporation, bylaws, certificate of formation or operating agreement of any Company or of any indenture, agreement or undertaking to which any Company is a party or by which any Company is bound and (iii) are within each Company’s powers.

(b)           This Amendment is the legal, valid and binding obligation of each Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to creditors’ rights generally or by equitable principles.

(c)           The representations and warranties of each Company contained in the Agreement and the Related Agreements are and will be true, correct and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete as of such earlier date.

5.          Conditions of Effectiveness. This Amendment shall become effective upon receipt by Agent (unless waived by Agent in writing) of the following, each in form and substance satisfactory to Agent in its sole discretion: (a) this Amendment executed by each Company and each Guarantor, (b) an original executed Amended and Restated Secured Term Note in the form attached hereto as Exhibit A, (c) corporate resolutions for each Company authorizing the transactions contemplated by this Amendment and (d) payment by Companies of all fees and expenses incurred by Agent in connection with the transactions contemplated by this Amendment, including, without limitation, the fees of *************, counsel to Agent and Purchasers.

6.          Effect on Note Purchase Agreement.

(a)           Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

(b)           Except as specifically amended herein, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7.          Miscellaneous. Section 13 of the Agreement is incorporated by reference into this Amendment without the necessity of fully repeating it.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

COMPANIES:

USELL.COM, INC.

By:
Name: Nikhil Raman
Title: Chief Executive Officer

BST DISTRIBUTION, INC.

By:
Name: Brian Tepfer
Title: Chief Executive Officer

WE SELL CELLULAR LLC

By:
Name: Nikhil Raman
Title: Manager

PURCHASER:

By:
Name:
Title:

AGENT:

By:
Name:
Title:

GUARANTOR CONSENT:

By:
Name:
Title: